UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2017 (May 11, 2017)

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10 Chemin de Blandonnet
1214 Vernier, Geneva
Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Transocean Ltd. (the "Company") held its Annual General Meeting of Shareholders on May 11,  2017, in Zug, Switzerland. The shareholders took action on the following matters at the 2017 Annual General Meeting:

1.    Proposal regarding the approval of the 2016 Annual Report, including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2016 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2016.

For	Against	Abstain
278,823,099	2,804,680	2,204,490

This item was approved.

2.    Proposal regarding the discharge of the Members of the Board of Directors and the Executive Management Team from liability for activities during Fiscal Year 2016.

For	Against	Abstain	Broker Non-Votes
123,077,892	65,647,339	889,360	94,217,678

This item was approved.

3.    Proposal regarding appropriation of the accumulated loss for Fiscal Year 2016.

For	Against	Abstain
272,400,621	7,443,469	3,988,179

This item was approved.

4.    Proposals regarding the reelection of 11 directors, each for a term extending until completion of the next Annual General Meeting.

Name of Nominee for Director	For	Against	Abstain	Broker Non-Votes
Glyn A. Barker	185,109,204	3,908,257	597,130	94,217,678
Vanessa C.L. Chang	184,822,378	4,128,728	663,485	94,217,678
Frederico C. Curado	184,876,629	4,168,419	569,543	94,217,678
Chadwick C. Deaton	185,813,828	3,217,423	583,340	94,217,678
Vincent J. Intrieri	181,195,122	7,819,119	600,350	94,217,678
Martin B. McNamara	182,103,210	6,926,834	584,547	94,217,678
Samuel J. Merksamer	163,833,727	25,180,802	600,062	94,217,678
Merrill A. "Pete" Miller, Jr.	170,936,241	18,108,085	570,265	94,217,678
Edward R. Muller	185,953,789	3,060,137	600,665	94,217,678
Tan Ek Kia	185,290,383	3,727,871	596,337	94,217,678
Jeremy D. Thigpen	186,838,147	2,199,908	576,536	94,217,678

Each of the 11 persons listed above were duly reelected as a director of the Company to hold office until the completion of the 2018 Annual General Meeting of Shareholders.

5.    Proposal regarding the election of the Chairman of the Board of Directors for a term extending until completion of the next Annual General Meeting.

Name of Chairman Nominee	For	Against	Abstain	Broker Non-Votes
Merrill A. "Pete" Miller, Jr.	169,369,282	19,656,810	588,499	94,217,678

Merrill A. "Pete" Miller, Jr. was elected Chairman of the Board of Directors of the Company to hold office until the completion of the 2018 Annual General Meeting of Shareholders.

6.    Proposal regarding the election of the members of the Compensation Committee, each for a term extending until the completion of the next Annual General Meeting.

Name of Compensation Committee Nominee	For	Against	Abstain	Broker Non-Votes
Frederico C. Curado	184,889,948	4,052,807	671,836	94,217,678
Vincent J. Intrieri	185,401,098	3,530,018	683,475	94,217,678
Martin B. McNamara	184,638,578	4,291,173	684,840	94,217,678
Tan Ek Kia	185,340,675	3,573,862	700,054	94,217,678

Each of the four persons listed above were duly elected to serve as a member of the Compensation Committee of the Company to hold office until completion of the 2018 Annual General Meeting of Shareholders.

7.     Proposal regarding the reelection of Schweiger Advokatur / Notariat as the Company's independent proxy for a term extending until completion of the next Annual General Meeting.

For	Against	Abstain
273,622,620	7,524,737	2,684,912

This item was approved.

8.    Proposal regarding the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2017 and reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a further one-year term.

For	Against	Abstain
278,263,028	4,278,676	1,290,565

This item was approved.

9.    Proposal regarding the advisory vote to approve Named Executive Officer compensation.

For	Against	Abstain	Broker Non-Votes
181,963,269	6,764,306	887,016	94,217,678

This item was approved.

10.    (a) Proposal regarding ratification of the maximum aggregate amount of compensation of the Board of Directors for the period between the 2017 Annual General Meeting and the 2018 Annual General Meeting.

For	Against	Abstain	Broker Non-Votes
183,965,760	4,109,445	1,539,386	94,217,678

This item was approved.

10.    (b) Proposal regarding the ratification of the maximum aggregate amount of compensation of the Executive Management Team for Fiscal Year 2018.

For	Against	Abstain	Broker Non-Votes
179,926,201	8,035,409	1,652,981	94,217,678

This item was approved.

11.    Proposal regarding the advisory vote on the frequency of Executive Compensation Vote.

Every Year	2 Years	3 Years	Abstain
171,664,029	903,318	16,469,186	578,058

Shareholders approved an advisory vote to hold an advisory vote on executive compensation every year.

The Board of Directors will evaluate the results of this non-binding advisory vote and make a determination as to whether the Company will submit future advisory votes on executive compensation every one, two or three years. The Company will amend this Current Report on Form 8-K to provide information regarding such determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 12, 2017	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person